Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Fourth Quarter and Full Year 2016 Results

HOUSTON, TEXAS — February 28, 2017 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its fourth quarter and full year 2016 results.

Production for the three months and full year ended December 31, 2016 averaged 38,620 barrels of oil equivalent per day (Boe/d) and 37,049 Boe/d, respectively.  Production was comprised of 76% oil, 12% natural gas liquids (NGLs) and 12% natural gas for the quarter and for the full year.  Halcón’s fourth quarter production was negatively impacted by approximately 800 Boe/d due to inclement weather in the Williston Basin.

Halcón generated total revenues of $130.3 million for the fourth quarter of 2016 and $420.2 million for the full year.  Adjusted EBITDA (see EBITDA Reconciliation table for additional information) totaled $131.6 million and $518.6 million for the fourth quarter and full year 2016, respectively.

Excluding the impact of hedges, Halcón realized 89% of the average NYMEX oil price, 25% of the average NYMEX oil price for NGLs and 80% of the average NYMEX natural gas price during the fourth quarter 2016.  For the full year 2016, excluding the impact of hedges, the Company realized 86% of the average NYMEX oil price, 20% of the average NYMEX oil price for NGLs and 70% of the average NYMEX natural gas price.  Realized hedge proceeds totaled approximately $62 million in the fourth quarter and $330 million for the full year 2016.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), decreased by 4% to $17.06 per Boe during the three months ended December 31, 2016, compared to the same period of 2015.  Total operating costs per unit for the full year, after adjusting for selected items, were $17.10 per Boe, representing a decrease of 5% compared to the full year 2015.

After adjusting for selected items (see Selected Item Review and Reconciliation table for additional information), net income was $60.6 million, or $0.66 per diluted share for the fourth quarter of 2016.  Halcón reported a net loss available to common stockholders of $28.5 million, or $0.31 per diluted share for the fourth quarter of 2016.

Liquidity and Capital Spending

As of December 31, 2016 Halcón’s liquidity pro forma for its recently announced acquisitions, divestitures and capital market activities was approximately $699 million, which consisted of cash on hand plus undrawn capacity on the Company’s senior secured revolving credit facility which has a $600 million borrowing base.  Halcón is currently working with its senior lenders on its spring 2017 redetermination and expects the borrowing base to be revised to an amount between $600 million and $650 million.

During the fourth quarter of 2016, the Company incurred capital costs of approximately $44 million on drilling and completions, and $8 million on infrastructure, seismic and leasehold acquisitions.  In addition, Halcón incurred less than $2 million for capitalized interest, G&A and other.

The Company incurred capital costs of $175 million on drilling and completions, $2 million on infrastructure/seismic and $12 million on leasehold acquisitions in 2016.  In addition, Halcón incurred $79 million for capitalized interest, G&A and other.

Guidance Update

The table below outlines the Company’s financial guidance for the full year 2017.  Halcón has revised its D&C capex guidance for 2017 up to $300 million vs. prior guidance of $280 million. This increase is driven primarily by changing the drilling plan in Pecos County to drill more longer lateral wells and adding two new wells to its Ward County asset drilling plan based on the positive initial pilot well results.  Halcón expects its first quarter 2017 production to average between 36,000 and 37,000 Boe/d which includes the negative impact of approximately 750 Boe/d from inclement winter weather in the Williston Basin.  The Company expects second quarter production to average between 32,000 and 34,000 Boe/d with the second half of 2017 averaging between 40,000 and 42,000 Boe/d.  Halcón’s production is back-end weighted in 2017 due to the timing of its El Halcón sale and the acquisition of its Delaware Basin assets in addition to the timing of completions in which very few wells are expected to be put online during the first 5 months of 2017.  The first and second quarters are historically light on completion activity in the Williston Basin as the Company tries to plan completions in months where winter weather or the spring thaw is not an issue.

Guidance

Guidance
2017 Average Annual Production (MBoe/d)	37 - 39
% Oil	80.0%
% Gas	10.0%
% NGL	10.0%

2017 Total D&C Capex ($MM)	$300
% Bakken	65%
% Delaware	35%
Infrastructure, Seismic and Other Capex ($MM)	$15

LOE & Workover ($/Boe)	$8.00 - $10.00
Production Taxes ($/Boe)	$3.50 - $5.50
Cash G&A ($/Boe)	$3.00 - $5.00
GTO ($/Boe)	$3.00 - $4.00

Note: Assumes Pecos County acquisition in Delaware Basin which closed on February 28, 2017 and El Halcón sale closes on March 9, 2017.

Hedging Update

As of February 28, 2017, Halcón had 18,750 barrels per day of oil hedged for 2017 at an average price of $55.07 per barrel.  For 2018, the Company had 4,000 barrels per day of oil hedged at an average price of $55.25 per barrel.

Year End 2016 Proved Reserves

The Company’s estimated proved reserves as of December 31, 2016 were approximately 148.6 million barrels of oil equivalent (MMBoe). Year-end 2016 estimated proved reserves were 80% oil, 11% NGLs and 9% natural gas on an equivalent basis. Of total estimated proved reserves, 76% were in the Williston Basin, 24% were in the East Texas Eagle Ford (“El Halcón”) and less than 1% were in other areas. Year-end 2016 estimated proved reserves were approximately 95% Company-operated and 58% proved developed.

Halcón’s estimated proved reserves at December 31, 2016 were prepared by the independent reserve engineering firm Netherland, Sewell and Associates, Inc. in accordance with Securities and Exchange Commission guidelines using average West Texas Intermediate (WTI) crude oil spot price of $42.75 per barrel for oil and Henry Hub natural gas spot price of $2.48 per million British Thermal Unit for natural gas, before adjustments for energy content, quality, midstream fees and basis differentials.

Operations Update

Delaware Basin

As previously announced, Halcón closed today on the acquisition of 20,901 net acres and ~2,600 Boe/d of current production in Pecos County, Texas for $705 million in cash consideration.  Since the announcement, the Company has agreed to acquire additional interests from a non-operating owner in the acreage for $22.3 million.  This incremental acquisition includes 594 additional net acres and ~160 Boe/d of current production and is expected to close in early March.

Halcón has also entered into an option agreement which allows it to purchase up to 15,040 net acres located primarily in Ward County, Texas for a cost of $11,000 per acre.  The Company recently completed drilling a vertical “Pilot” well on the southern tract of the acreage.  The results from this vertical well indicated oil saturation across 1,000 vertical feet located from the base of the third Bone Springs carbonate to the base of the Wolfcamp sections.  The Company also recently began drilling a horizontal well offsetting the pilot hole in the upper Wolfcamp interval and expects to put this well online in the second quarter of 2017.  Halcón is also planning to drill a vertical pilot well followed by a horizontal well on the northen tract of the acreage in the third quarter of 2017.

Halcón expects to add a second operated rig to the Delaware Basin in March 2017.  The current plan is to run these two rigs primarily in Pecos County during 2017 with just two horizontal wells planned in Ward County.  The Company plans to spud 15 to 25 gross operated wells in the Delaware Basin in 2017 with an average working interest of approximately 67%. Halcón expects to put 10 to 15 gross wells online in 2017 with an average working interest of approximately 76%.

Williston Basin

Halcón currently has working interests in approximately 121,000 net acres prospective for the Bakken and Three Forks formations in the Williston Basin, substantially all of which is held by production (HBP).

The Company operated an average of 1 rig and 1.25 rigs in the Williston Basin during the fourth quarter and full year 2016, respectively.

Halcón spudded 7 wells and put 16 wells online in the Williston Basin during the three months ended December 31, 2016. The Company also participated in 15 non-operated wells during the quarter with an average working interest of approximately 2.4%. Production averaged 30,797 Boe/d during the fourth quarter of 2016 in the Williston Basin.

For the full year 2016, Halcón spudded 21 wells and put 36 wells online in the Williston Basin. The Company also participated in 22 non-operated wells during the year with an average working interest of approximately 3.2%.

Halcón is currently running 1 operated rig and plans to continue to run this rig on its FBIR acreage throughout 2017.  The Company expects to add a second operated rig beginning in second quarter of 2017.  Halcón plans to drill two pads on FBIR before moving it to Williams County in Q3 of 2017 to drill a five-well pad.  The Company’s average estimated D&C costs for its 2017 drilling plans are $5.9 million in FBIR and $5.4 million in Williams County.

The Company plans to operate an average of 1.75 rigs and spud 45 to 50 gross operated wells in the Williston Basin in 2017 with an average working interest of approximately 72%. Halcón expects to put 30 to 35 gross wells online in 2017 with an average working interest of approximately 78%. Halcón also expects to participate in 100 to 120 gross non-operated wells in 2017 with an average working interest of approximately 1.5%.

The Company is currently the operator of 225 producing Bakken wells and 75 Three Forks wells. Halcón currently has 6 Bakken wells and 4 Three Forks wells being completed or waiting on completion on its operated acreage.

“El Halcón” - East Texas Eagle Ford

As previously announced, Halcón has entered into a purchase and sale agreement to divest its El Halcón assets for $500 million in cash consideration.  This sale is expected to close in early March 2017.

The Company has had no rigs running in its El Halcón area since the first quarter of 2016.  For the full year 2016, Halcón spudded 2 gross wells and put 7 gross wells online.  Production averaged 6,092 Boe/d during the fourth quarter of 2016.

Fresh Start Accounting

Halcón adopted fresh-start accounting as of September 9, 2016, the effective date of its emergence from chapter 11 bankruptcy proceedings, resulting in the Company becoming a new entity for financial reporting purposes.  Upon the adoption of fresh-start accounting, Halcón’s assets and liabilities were recorded at their fair values as of the fresh-start reporting date, and as a result the Company’s consolidated financial statements subsequent to September 9, 2016 may not be comparable to its financial statements prior to September 9, 2016.  Please review Halcón’s Form 10-K for the year ended December 31, 2016 for further details regarding fresh-start accounting and the financial information presented at the end of this release.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Wednesday, March 1, 2017, at 9:00 a.m. EST (8:00 a.m. CST). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 65262241.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at

http://www.halconresources.com in the Investor Relations section under Events & Presentations.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 65262241.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

HALCÓN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor	Successor	Predecessor
			Period from	Period from
	Three Months	Three Months	September 10, 2016	January 1, 2016
	Ended	Ended	through	through	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	September 9, 2016	December 31, 2015
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$118,526	$107,978	$139,786	$248,064	$512,346
Natural gas	5,933	4,914	6,756	9,511	22,509
Natural gas liquids	5,220	3,052	6,018	7,929	13,624
Total oil, natural gas and natural gas liquids sales	129,679	115,944	152,560	265,504	548,479
Other	576	177	802	1,339	1,799
Total operating revenues	130,255	116,121	153,362	266,843	550,278

Operating expenses:
Production:
Lease operating	18,591	22,324	22,382	50,032	103,590
Workover and other	8,945	9,248	10,510	22,507	20,862
Taxes other than income	10,191	11,644	12,364	24,453	48,890
Gathering and other	12,040	9,698	14,677	29,279	40,281
Restructuring	—	222	—	5,168	2,886
General and administrative	24,714	19,668	41,395	83,641	87,766
Depletion, depreciation and accretion	37,848	66,795	46,899	120,555	364,204
Full cost ceiling impairment	—	611,787	420,934	754,769	2,626,305
Other operating property and equipment impairment	—	—	—	28,056	—
Total operating expenses	112,329	751,386	569,161	1,118,460	3,294,784

Income (loss) from operations	17,926	(635,265)	(415,799)	(851,617)	(2,744,506)

Other income (expenses):
Net gain (loss) on derivative contracts	(20,165)	93,459	(27,740)	(17,998)	310,264
Interest expense and other, net	(23,382)	(52,672)	(28,861)	(122,249)	(232,878)
Reorganization items	(1,493)	—	(2,049)	913,722	—
Gain (loss) on extinguishment of debt	—	203,897	—	81,434	761,804
Gain (loss) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	—	—	(8,219)
Total other income (expenses)	(45,040)	244,684	(58,650)	854,909	830,971
Income (loss) before income taxes	(27,114)	(390,581)	(474,449)	3,292	(1,913,535)
Income tax benefit (provision)	(1,387)	(2,862)	(4,744)	8,666	(9,086)
Net income (loss)	(28,501)	(393,443)	(479,193)	11,958	(1,922,621)
Series A preferred dividends	—	(3,518)	—	(8,847)	(17,517)
Preferred dividends and accretion on redeemable noncontrolling interest	—	(27,751)	(791)	(35,905)	(66,820)
Net income (loss) available to common stockholders	$(28,501)	$(424,712)	$(479,984)	$(32,794)	$(2,006,958)

Net income (loss) per share of common stock:
Basic	$(0.31)	$(3.56)	$(5.26)	$(0.27)	$(18.66)
Diluted	$(0.31)	$(3.56)	$(5.26)	$(0.27)	$(18.66)
Weighted average common shares outstanding:
Basic	91,251	119,420	91,228	120,513	107,531
Diluted	91,251	119,420	91,228	120,513	107,531

HALCÓN RESOURCES CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	Successor	Predecessor
	December 31, 2016	December 31, 2015
Current assets:
Cash	$24	$8,026
Accounts receivable	147,762	173,624
Receivables from derivative contracts	5,923	348,861
Restricted cash	182	16,812
Prepaids and other	6,758	9,270
Total current assets	160,649	556,593
Oil and natural gas properties (full cost method):
Evaluated	1,269,034	7,060,721
Unevaluated	316,439	1,641,356
Gross oil and natural gas properties	1,585,473	8,702,077
Less - accumulated depletion	(465,849)	(5,933,688)
Net oil and natural gas properties	1,119,624	2,768,389
Other operating property and equipment:
Gas gathering and other operating assets	38,617	130,090
Less - accumulated depreciation	(1,107)	(22,435)
Net other operating property and equipment	37,510	107,655
Other noncurrent assets:
Receivables from derivative contracts	—	16,614
Debt issuance costs, net	—	7,633
Funds in escrow and other	1,887	1,808
Total assets	$1,319,670	$3,458,692

Current liabilities:
Accounts payable and accrued liabilities	$186,184	$295,085
Liabilities from derivative contracts	16,434	—
Other	4,935	163
Total current liabilities	207,553	295,248
Long-term debt, net	964,653	2,873,637
Other noncurrent liabilities:
Liabilities from derivative contracts	486	290
Asset retirement obligations	31,985	46,853
Other	2,305	6,264
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	—	183,986
Stockholders’ equity:
Predecessor Preferred stock: 1,000,000 shares of $0.0001 par value authorized; 244,724 shares of 5.75% Cumulative Perpetual Convertible Series A, issued and outstanding	—	—
Predecessor Common stock: 1,340,000,000 shares of $0.0001 par value authorized;122,523,559 shares issued and outstanding	—	12
Predecessor Additional paid-in capital	—	3,283,097
Successor Common stock: 1,000,000,000 shares of $0.0001 par value authorized; 92,991,183 shares issued and outstanding	9	—
Successor Additional paid-in capital	592,663	—
Retained earnings (accumulated deficit)	(479,984)	(3,230,695)
Total stockholders’ equity	112,688	52,414
Total liabilities and stockholders’ equity	$1,319,670	$3,458,692

HALCÓN RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Successor	Predecessor	Successor	Predecessor
			Period from	Period from
	Three Months	Three Months	September 10, 2016	January 1, 2016
	Ended	Ended	through	through	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	September 9, 2016	December 31, 2015
Cash flows from operating activities:
Net income (loss)	$(28,501)	$(393,443)	$(479,193)	$11,958	$(1,922,621)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	37,848	66,795	46,899	120,555	364,204
Full cost ceiling impairment	—	611,787	420,934	754,769	2,626,305
Other operating property and equipment impairment	—	—	—	28,056	—
Share-based compensation, net	8,323	3,284	21,519	4,876	14,529
Unrealized loss (gain) on derivative contracts	82,111	35,310	112,449	263,732	129,282
Amortization and write-off of deferred loan costs	—	1,355	—	6,371	7,357
Non-cash interest and amortization of discount and premium	2,129	480	2,506	1,515	2,509
Reorganization items	(16,523)	—	(15,963)	(929,084)	—
Loss (gain) on extinguishment of debt	—	(203,897)	—	(81,434)	(761,804)
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	—	—	8,219
Accrued settlements on derivative contracts	4,197	(9,208)	(18,498)	—	(47,011)
Other expense (income)	173	3,129	79	(4,233)	8,934
Cash flow from operations before changes in working capital	89,757	115,592	90,732	177,081	429,903
Changes in working capital	1,057	19,213	12,404	(1,733)	37,096
Net cash provided by (used in) operating activities	90,814	134,805	103,136	175,348	466,999

Cash flows from investing activities:
Oil and natural gas capital expenditures	(51,170)	(127,678)	(61,459)	(226,617)	(659,419)
Proceeds received from sales of oil and natural gas assets	888	111	888	(407)	1,222
Other operating property and equipment capital expenditures	(519)	(925)	(750)	(950)	(10,838)
Funds held in escrow and other	—	26	(1,721)	200	1,903
Net cash provided by (used in) investing activities	(50,801)	(128,466)	(63,042)	(227,774)	(667,132)

Cash flows from financing activities:
Proceeds from borrowings	85,000	255,000	115,000	886,000	1,834,000
Repayments of borrowings	(127,000)	(251,804)	(159,000)	(727,648)	(1,643,804)
Cash payments to Noteholders and Preferred Holders	—	—	(10,013)	(97,521)	—
Debt issuance costs	—	(3,865)	—	(1,977)	(29,568)
Series A preferred dividends	—	(3,521)	—	—	(8,177)
Common stock issued	—	2	—	—	15,356
Restricted cash	—	(133)	—	—	(543)
Offering costs and other	—	(246)	—	(511)	(2,818)
Net cash provided by (used in) financing activities	(42,000)	(4,567)	(54,013)	58,343	164,446

Net increase (decrease) in cash	(1,987)	1,772	(13,919)	5,917	(35,687)

Cash at beginning of period	2,011	6,254	13,943	8,026	43,713
Cash at end of period	$24	$8,026	$24	$13,943	$8,026

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016 (3)	2015

Production volumes:
Crude oil (MBbls)	2,717	2,923	10,368	12,019
Natural gas (MMcf)	2,490	2,679	9,571	10,123
Natural gas liquids (MBbls)	421	411	1,597	1,457
Total (MBoe)	3,553	3,780	13,560	15,163
Average daily production (Boe/d)	38,620	41,087	37,049	41,542

Average prices:
Crude oil (per Bbl)	$43.62	$36.94	$37.41	$42.63
Natural gas (per Mcf)	2.38	1.83	1.70	2.22
Natural gas liquids (per Bbl)	12.40	7.43	8.73	9.35
Total per Boe	36.50	30.67	30.83	36.17

Cash effect of derivative contracts:
Crude oil (per Bbl)	$22.73	$43.11	$31.76	$35.87
Natural gas (per Mcf)	0.08	1.03	0.12	0.84
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	17.43	34.07	24.37	28.99

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$66.35	$80.05	$69.17	$78.50
Natural gas (per Mcf)	2.46	2.86	1.82	3.06
Natural gas liquids (per Bbl)	12.40	7.43	8.73	9.35
Total per Boe	53.93	64.74	55.20	65.16

Average cost per Boe:
Production:
Lease operating	$5.23	$5.91	$5.34	$6.83
Workover and other	2.52	2.45	2.43	1.38
Taxes other than income	2.87	3.08	2.72	3.22
Gathering and other, as adjusted (1)	2.54	2.21	2.32	2.00
Restructuring	—	0.06	0.38	0.19
General and administrative, as adjusted (1)	3.90	4.15	4.29	4.57
Depletion	10.27	17.03	11.80	23.37

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$6.95	$5.20	$9.22	$5.79
Share-based compensation:
Non-cash	(2.34)	(0.87)	(1.95)	(0.96)
Transaction costs, key employee retention agreements and other:
Cash	(0.71)	(0.18)	(2.98)	(0.26)
General and administrative, as adjusted	$3.90	$4.15	$4.29	$4.57

Gathering and other, as reported	$3.39	$2.57	$3.24	$2.66
Rig termination / stacking charges	(0.85)	(0.36)	(0.92)	(0.66)
Gathering and other, as adjusted	$2.54	$2.21	$2.32	$2.00

Total operating costs, as reported	$20.96	$19.21	$22.95	$19.88
Total adjusting items	(3.90)	(1.41)	(5.85)	(1.88)
Total operating costs, as adjusted (2)	$17.06	$17.80	$17.10	$18.00

(2) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

(3) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the year ended December 31, 2016.  The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor may not be comparable to those of the Predecessor. The financial information preceding the table above provides the Successor and the Predecessor GAAP results for the applicable periods.  The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provide meaningful information about, for instance, production, revenues and costs, that assist a reader in understanding the Company’s financial results for the applicable periods.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor	Successor	Predecessor
			Period from	Period from
	Three Months	Three Months	September 10, 2016	January 1, 2016
	Ended	Ended	through	through	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	September 9, 2016	December 31, 2015
As Reported:
Net income (loss) available to common stockholders, as reported	$(28,501)	$(424,712)	$(479,984)	$(32,794)	$(2,006,958)
Series A preferred dividends	—	3,518	—	8,847	17,517
Preferred dividends and accretion on redeemable noncontrolling interest	—	27,751	791	35,905	66,820
Net income (loss)	$(28,501)	$(393,443)	$(479,193)	$11,958	$(1,922,621)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$81,335	$33,291	$111,658	$262,813	$123,441
Natural gas	776	2,019	791	919	5,841
Total mark-to-market non-cash charge	82,111	35,310	112,449	263,732	129,282
Full cost ceiling impairment	—	611,787	420,934	754,769	2,626,305
Other operating property and equipment impairment	—	—	—	28,056	—
Loss (gain) on extinguishment of debt	—	(203,897)	—	(81,434)	(761,804)
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	—	—	8,219
Deferred financing costs expensed, net(1)	—	128	—	3,582	1,331
Reorganization items	1,493	—	2,049	(913,722)	—
Restructuring	—	222	—	5,168	2,886
Rig termination / stacking charges, key employee retention agreements, transaction costs and other	5,519	4,915	6,443	40,689	24,998
Selected items, before income taxes	89,123	448,465	541,875	100,840	2,031,217
Income tax effect of selected items(2)	—	—	—	—	—
Selected items, net of tax	$89,123	$448,465	$541,875	$100,840	$2,031,217

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$60,622	$55,022	$62,682	$112,798	$108,596
Net income (loss) from assumed conversions		4,245		10,778	19,799
Net income (loss) available to common stockholders after assumed conversions, excluding selected items(3)	$60,622	$59,267	$62,682	$123,576	$128,395

Basic net income (loss) per common share, as reported	$(0.31)	$(3.56)	$(5.26)	$(0.27)	$(18.66)
Impact of selected items	0.97	4.02	5.95	1.21	19.67
Basic net income (loss) per common share, excluding selected items(3)	$0.66	$0.46	$0.69	$0.94	$1.01

Diluted net income (loss) per common share, as reported	$(0.31)	$(3.56)	$(5.26)	$(0.27)	$(18.66)
Impact of selected items	0.97	3.97	5.95	1.13	19.63
Diluted net income (loss) per common share, excluding selected items(3)(4)	$0.66	$0.41	$0.69	$0.86	$0.97

Net cash provided by (used in) operating activities	$90,814	$134,805	$103,136	$175,348	$466,999
Changes in working capital, net of acquisitions	(1,057)	(19,213)	(12,404)	1,733	(37,096)
Cash flow from operations before changes in working capital	89,757	115,592	90,732	177,081	429,903
Cash components of selected items	19,338	11,467	42,953	66,092	66,316
Income tax effect of selected items(2)	—	—	—	—	—
Cash flow from operations before changes in working capital, adjusted for selected items(4)	$109,095	$127,059	$133,685	$243,173	$496,219

(1) Represents charges related to the write-off of debt issuance costs associated with the Predecessor Credit Agreement.

(2) For the 2016 (Successor) and 2015 (Predecessor) columns, this represents tax impact using an estimated tax rate of 0.0% due to the Company maintaining a full valuation allowance.

(3) Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(4) The impact of selected items for the three months ended December 31, 2016 (Successor), the period of September 10, 2016 through December 31, 2016 (Successor), and the period of  January 1, 2016 through September 9, 2016 (Predecessor) was calculated based upon weighted average diluted shares of 91.5 million, 91.3 million and 144.3 million, respectively,  due to the net income available to common stockholders, excluding selected  items. The impact of selected items for the three months ended and year ended December 31, 2015 (Predecessor) was calculated based upon weighted average diluted shares of 144.8 million and 131.8 million, respectively, due to the net income available to Predecessor common stockholders excluding selected items.

HALCÓN RESOURCES CORPORATION

EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016(2)	2015

Net income (loss), as reported	$(28,501)	$(393,443)	$(467,235)	$(1,922,621)
Interest expense	23,126	49,751	152,477	220,588
Depletion, depreciation and accretion	37,848	66,795	167,454	364,204
Full cost ceiling impairment	—	611,787	1,175,703	2,626,305
Other operating property and equipment impairment	—	—	28,056	—
Income tax provision (benefit)	1,387	2,862	(3,922)	9,086
Share-based compensation	8,323	3,284	26,395	14,529
Interest income	(3)	(5)	(36)	(94)
(Gain) loss on sale of other assets	276	(18)	706	1,362
EBITDA(1)	$42,456	$341,013	$1,079,598	$1,313,359
Impact of non-recurring items:
Restructuring	—	222	5,168	2,886
Reorganization items	1,493	—	(911,673)	—
Loss (gain) on extinguishment of debt	—	(203,897)	(81,434)	(761,804)
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	—	—	8,219
Loss (gain) on mark-to-market of embedded derivative and tranche rights	—	(1,042)	(5,734)	2,772
Unrealized loss (gain) on derivatives contracts	82,111	35,310	376,181	129,282
Write-off of deferred loan costs	—	128	3,582	1,331
Rig termination / stacking charges	3,003	1,360	12,467	9,945
Transaction costs, key employee retention agreements and other	2,516	7,223	40,399	10,832
Adjusted EBITDA(1)	$131,579	$180,317	$518,554	$716,822

(1)  EBITDA and Adjusted EBITDA are non-gaap measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(2) For illustrative purposes, the Company has combined the Successor and Predecessor results to derive combined results for the year ended December 31, 2016. The combination was generated by addition of comparable financial statement line items. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor may not be comparable to those of the Predecessor. The financial information preceding the table above provides the Successor and the Predecessor GAAP results for the applicable periods. The Company believes that subject to consideration of the impact of fresh-start reporting, combining the results of the Predecessor and Successor provide meaningful information about, for instance, production, revenues and costs, that assist a reader in understanding the Company’s financial results for the applicable periods.